Exhibit 14.1

CHAAS HOLDINGS, LLC

FINANCE CODE OF ETHICS

The Audit Committee, as representatives of the Board of Managers, has adopted this code of ethics for the Company’s Chief Executive Officer (CEO), Chief Financial Officer (CFO), Corporate Controller, certain business unit leaders and other employees of the finance organization, who hold an important role in corporate governance.  The aforementioned personnel will periodically be required, as a condition of employment with the Company, to certify their compliance with the policy.  Any violation of the Finance Code of Ethics may result in disciplinary action, including termination of employment.

All employees covered by the Finance Code of Ethics shall:

•                  Act with honesty and integrity, avoiding actual or apparent conflict of interest in personal and professional relationships.

•                  Provide stakeholders with information that is accurate, complete, objective, relevant, timely and understandable, including filings with the Securities and Exchange Commission.

•                  Comply with the rules and regulations of federal, state and local governments and other appropriate private and public regulatory agencies.

•                  Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be compromised.

•                  Respect the confidentiality of information acquired in the course of work except when authorized or otherwise legally obligated to disclose.

•                  Not use confidential information acquired in the course of work for personal advantage.

•                  Share knowledge and maintain professional skills important and relevant to stakeholders needs.

•                  Be an example and promote ethical behavior among professional peers.

•                  Comply with and adhere to the Company’s policies and practices, including those governing accounting and financial reporting practices and procedures.

•                  Not unduly influence any authorized audit or interfere with any auditor engaged in the performance of an independent audit of the Company’s financial statements.

•                  Promptly disclose to the appropriate person(s) any material transaction or relationship the reasonably could be expected to give rise to a conflict of interest or violation of this Financial Code of Ethics.